Exhibit 10.23

FIRST AMENDMENT TO THE PROMISSORY NOTE BETWEEN VIRPAX PHARMACEUTICALS, INC. AND ANTHONY P. MACK

This First Amendment to the Promissory Note dated January 15, 2019, this (“Amendment”) is entered into on April 6, 2020 (the “Effective Date”) between Virpax Pharmaceuticals, Inc., (“Virpax”) and Anthony P. Mack (“AM”). Virpax and AM may be collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Promissory Note dated January 15, 2019 (the “Note”) which described the terms under which AM would loan certain amounts to Virpax the terms under which Virpax would repay such amounts; and

WHEREAS, the Parties desire to amend the Note in order to extend the Maturity Date of the payment of the principal and provide for the payment of all interest accrued up to January 15, 2021.

NOW THEREFORE, the Parties in consideration of the mutual covenants and agreements hereinafter set forth agree as follows:

1. The Note is hereby amended as follows:

1.	Amend Article 1 to extend the Maturity Date of the payment of the principal to January 15, 2021

2.	Amend Article 2 to provide for the payment of all interest accrued up to January 15, 2021.

Except as amended hereby, all of the terms and conditions of the Note are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

By:	/s/ Jeffrey Gudin
Name: Jeffrey Gudin, EVP, Chief medical officer

By the Holder:	/s/ Anthony P. Mack
Name: Anthony P. Mack, Chairman & CEO